Exhibit D-2


                         INCOME TAX ALLOCATION AGREEMENT

                          ONE-HUNDRED TWELFTH AMENDMENT


SE Lease, Inc. was incorporated in 2004 and is wholly owned by SE Finance Capital Corporation II. SE Lease, Inc. does hereby declare and agree to the terms and conditions provided in the Income Tax Allocation Agreement dated December 29, 1981, as amended on April 19, 1988.

                                 Effective Date

This Agreement is effective for the Consolidated Tax reflected on the Consolidated Tax Return for 2004.

IN WITNESS HEREOF, this Agreement has been executed, as of the 17th day of May, 2004.



ATTEST                                              SE Lease, Inc.

/s/  Erin N. Friffin                           /s/ Judith C. Rosenberg
__________________________________      BY: _________________________________








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                         INCOME TAX ALLOCATION AGREEMENT

                        ONE-HUNDRED THIRTEENTH AMENDMENT


Southern Company Gas was purchased in 2002 and is wholly owned by The Southern Company. Southern Company Gas does hereby declare and agree to the terms and conditions provided in the Income Tax Allocation Agreement dated December 29, 1981, as amended on April 19, 1988.

                                 Effective Date

This Agreement is effective for the Consolidated Tax reflected on the Consolidated Tax Return for 2004.

IN WITNESS HEREOF, this Agreement has been executed, as of the 27th day of January 2005.



ATTEST                                              Southern Company Gas

/s/  Sam H. Dabbs                             /s/  Ronald P. Bertasi
_________________________________      BY: _________________________________